EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION

SENTIENT USA RESOURCES FUND, L.P.

(TRANSFEROR)

AND

GREEN SEA RESOURCES INC.

(ACQUIROR)

DATE

March 15, 2011

PARTIES

1

SENTIENT USA RESOURCES FUND, L.P., a limited partnership formed pursuant to the laws of the State of Delaware (“Transferor”); and

2

GREEN SEA RESOURCES INC., a corporation incorporated pursuant to the Canada Business Corporations Act (“Acquiror”).

RECITALS

Transferor holds (i) shares of common stock in the capital of Natural Resources USA Corporation (being the sole class of outstanding stock) as well as (ii) options to acquire shares of common stock in the capital of Natural Resources USA Corporation; and

In connection with a reorganization undertaken by Transferor, Transferor and Acquiror have agreed that Transferor will transfer those shares and options to Acquiror on the basis set out in this Agreement and the parties to this Agreement intend the transfer to constitute an exchange within the meaning of sections 351(a) and 354(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

OPERATIVE PART

Definitions and Interpretation

1.1

Definitions

In this Agreement the following words and expressions shall have the following meanings:

Business Day means a day upon which banks are open for general business in the City of Toronto, Canada;

Canadian Securities Laws means, collectively, the applicable securities laws of each of the provinces and territories of Canada and the respective rules and regulations under such laws together with applicable published instruments, notices and orders;

Completion means settlement of the transfer and acquisition of the NRUC Securities in accordance with clause 3;

Completion Date means March 15, 2011 or such other date as the parties agree in writing;

Consideration means the GSR Shares;

Encumbrance means any caveat, charging order, stop order, equity interest, writ of execution, right of set off, lease, licence to use or occupy, any other adverse right or interest of any nature, any security interest and any agreement to create any of them or allow any of them to exist;

GSR Shares means 20,084,954 voting common shares in the capital of the Acquiror;

NRUC means Natural Resources USA Corporation (formerly known as AmerAlia, Inc.), a corporation incorporated under the laws of the State of Utah, of 3200 County Road 31, Rifle, CO 81650, U.S.A.;

NRUC Options means options to purchase 5,500,000 shares of common stock in the capital of NRUC;

NRUC Securities means the NRUC Shares and the NRUC Options, collectively;

NRUC Shares means 334,074,381 shares of common stock in the capital of NRUC; and

Securities Act means the United States Securities Act of 1933, as amended.

1.2

Interpretation

In this Agreement, unless a contrary intention appears:

(a)

a reference to this Agreement is a reference to this Agreement as amended, varied, novated, supplemented or replaced from time to time;

(b)

a reference to any legislation or any provision of any legislation includes:

(i)

all regulations, orders or instruments issued under the legislation or provision; and

(ii)

any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(c)

words or expressions:

(i)

importing the singular include the plural and vice versa;

(ii)

importing a gender include the other genders; and

(iii)

denoting individuals include corporations, firms, unincorporated bodies, authorities and instrumentalities;

(d)

a reference to a party to this Agreement or any other instrument includes that party's executors, administrators, successors and permitted assigns;

(e)

where a word or phrase is defined or given meaning, any other part of speech or grammatical form has a corresponding meaning; and

(f)

a reference to a clause number, schedule number or annexure number (or letter) is a reference to a clause, schedule or annexure of this Agreement.

1.3

Entire Agreement

This Agreement is the entire agreement between the parties as to its subject matter and supersedes all prior agreements, representations and understandings.

1.4

Amendments

No amendment of, nor addition to, this Agreement is binding unless it is in writing and executed by the parties.

1.5

Headings

Any heading, index, table of contents, or marginal note used in this Agreement is for convenience only and shall not affect the interpretation of this Agreement.

1.6

Schedules, Recitals and Annexures

The Schedules, Recitals and Annexures of this Agreement form part of this Agreement and have effect as if set out in full in this Agreement.

1.7

Meaning in Recitals

Words given meaning in the Recitals have the same meaning in the body of this Agreement.

The Exchange

2.1

Exchange

Transferor agrees to transfer and the Acquiror agrees to acquire the NRUC Securities, subject to the terms of this Agreement, for the Consideration. The parties agree that the Consideration shall be allocated as follows: 20,084,895 GSR Shares for the NRUC Shares and 59 GSR Shares for the NRUC Options.

2.2

Property

On Completion, (i) property and title to the NRUC Securities will pass to the Acquiror, free from all Encumbrances; and (ii) the GSR Shares will be issued to Transferor free from all Encumbrances, except legends restricting transfer in accordance with Canadian Securities Laws and the restrictions on transfer contained in GSR's articles of incorporation.

Completion

3.1

Time and Place

Completion of the transfer and acquisition of the NRUC Securities will take place on the Completion Date at 11.00 am at the offices of Davies Ward Phillips & Vineberg LLP, 1501 McGill College Avenue, 26th Floor, Montréal QC Canada H3A 3N9 or at any other time and place (or by electronic means) agreed by the Transferor and the Acquiror.

3.2

The Transferor

(a)

Transferor shall on Completion deliver to Acquiror an executed transfer in favour of Acquiror of all of the NRUC Securities together with all share certificates for the NRUC Shares or such other instruments of transfer or evidence of ownership as the parties agree.

(b)

Transferor understands that the GSR Shares are shares of a “private issuer” within the meaning of Canadian Securities Laws and are not freely tradeable.

3.3

The Acquiror

(a)

Acquiror shall on Completion issue the GSR Shares to Transferor in the name of the Transferor and deliver share certificates to Transferor evidencing the issue of the GSR Shares to Transferor.

(b)

Acquiror undertakes to credit to the stated capital account being maintained for the common shares in accordance with subsection 26(3) of the Canada Business Corporations Act an aggregate sum equal to the fair market value of the NRUC Securities.

(c)

Acquiror understands that the NRUC Shares are “Restricted Securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and are being acquired by Acquiror for investment purposes only and without the present intent to make a further distribution of such shares, except as permitted by applicable law. The NRUC Shares were purchased by Transferor pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the NRUC Shares to be transferred hereunder shall bear a restrictive legend in substantially the following form: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO SATISFACTION OF THE COMPANY.

3.4

Benefit

(a)

Clause 3.2 is for the benefit of Acquiror only and only Acquiror may for the purposes of Completion waive any one or more of the requirements contained therein by notice to Transferor; but such waiver may be expressed to require Transferor to satisfy such waived requirement after Completion within a period of not less than thirty (30) days from Completion.

(b)

Clause 3.3 is for the benefit of Transferor only and only Transferor may for the purposes of Completion waive any one or more of the requirements contained therein by notice to the Acquiror; but such waiver may be expressed to require Acquiror to satisfy such waived requirement after Completion within a period of not less than thirty (30) days from Completion.

3.5

Plan of Reorganization

The parties intend this Agreement to constitute a plan of reorganization within the meaning of the Code, and intend the transfer of the NRUC Securities solely in exchange for the GSR Shares pursuant to this Agreement and plan of reorganization to qualify as a reorganization within the meaning of section 368(a)(1)(B) of the Code and as an exchange covered by sections 351(a) and 354(a) of the Code.

Warranties, Representations and Indemnities

4.1

Transferor

Transferor represents and warrants to Acquiror that:

(a)

it is the registered owner of, and has full power and authority to transfer the NRUC Securities to Acquiror free of any Encumbrances, except restrictions on transfer noted elsewhere herein;

(b)

other than as expressly set forth in this Agreement, no representation or warranty as to the Acquiror, the financial condition of the Acquiror, the quality of its assets, the adequacy of its capital, or the nature of its business and its prospects has been made or is being relied upon; and

(c)

the GSR Shares constituting the Consideration are being acquired by Transferor for investment purposes only and not with a view toward the resale or distribution thereof.  Such shares may only be sold or transferred by Transferor in the United States of America if such sale or transfer is registered or exempt from registration under the Securities Act and any similar provisions of state law.  Such exemption must be established to the reasonable satisfaction of Acquiror.  Appropriate restrictions may be noted in the records of Acquiror and on any certificates evidencing the GSR Shares.

4.2

Acquiror

Acquiror warrants to Transferor that:

(a)

it has full power and authority to issue to Transferor the GSR Shares to the Transferor free of any Encumbrances, except restrictions on transfer noted elsewhere herein; and

(b)

other than as expressly set forth in this Agreement, no representation or warranty as to NRUC, the financial condition of NRUC, the quality of its assets, the adequacy of its capital, or the nature of its business and its prospects has been made or is being relied upon.

Miscellaneous

5.1

Governing law

(a)

This document is governed by and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(b)

Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Ontario, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

5.2

Assignment of rights

Rights arising out of or under this Agreement are not assignable by a party without the prior written consent of the other parties.

5.3

Giving effect to this document

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

5.4

Counterparts

This document may be executed in counterparts.

5.5

Exchange by facsimile or PDF

A copy or facsimile or portable document format version of this document executed by a party and delivered to the other party will be as good and as valid as if the executed original thereof had been delivered to that party.

5.6

Attorneys

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

[remainder of the page intentionally left blank]

EXECUTED as an agreement

EXECUTED by GREEN SEA RESOURCES INC. by:	) ) ) )
/s/ D’Arcy Doherty D’ARCY DOHERTY VICE-PRESIDENT, LEGAL Name and Title (BLOCK LETTERS)

EXECUTED by SENTIENT USA RESOURCES FUND, L.P. by Sentient Executive MLP 1, Limited, its General Partner:	) ) ) )
/s/ Johanna Druez JOHANNA DRUEZ DIRECTOR Name and Title (BLOCK LETTERS)